EXHIBIT 3.3

                                    ARTICLE I

                  Articles of Incorporation, Office, Location,
                            Seal and Section Headings

     Section 1. Articles of Incorporation. The name of this corporation shall be Merrill Merchants Bancshares, Inc. Reference in these bylaws to the Articles of Incorporation shall mean this corporation's Articles of Incorporation as from time to time in effect. References in these bylaws to the Maine Business Corporation Act and to particular sections of said Act are to said Act and said sections as from time to time in effect.

     Section 2. Office and Location. The registered office shall be located at 201 Main Street, Bangor, Maine. This corporation shall be located in Bangor, County of Penobscot, State of Maine. The principal office and place of business of this corporation shall be at such place as the Board of Directors shall fix, and the corporation may have such other offices and places of business, within the State of Maine as the Board of Directors may from time to time fix, or as the business of the corporation may from time to time require.

     Section 3. Seal. The seal of this corporation shall be circular in form with the name of the corporation, the word "Maine" and the year of its incorporation so engraved on its face that it may be embossed on paper by pressure, provided that the Board of Directors may adopt a wafer seal in any form in respect of any particular document or instrument, in which case such wafer seal affixed to such document or instrument shal1 be the corporate seal of this corporation thereon for all purposes provided by law.

     Section 4. Section Headings. The headings of Articles and Sections in these bylaws are for convenience only, and shall not be taken into account in construing these bylaws.

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                                   ARTICLE II

                         Annual Meeting of Shareholders

     Section 1. Place. All meetings of shareholders for the election of Directors shall be held at the registered office of the corporation unless the Board of Directors shall fix some other place within the State of Maine, or outside of the State of Maine, for such meetings.

     Section 2. Date. Annual meetings of shareholders shall be held during the months of April or May in each year, or in such other month as the Board of Directors may determine, at such hour as may be fixed by the President or Board of Directors. At such meeting the shareholders shall elect a Board of Directors, and transact such other business as may be brought before the meeting. If for any reason such annual meeting is not held on the date specified herein, a substitute annual meeting may be held at any time following such date in lieu thereof, and any business transacted or elections held at such substitute annual meeting shall be as valid as if transacted or held at the annual meeting. Such substitute annual meeting may be called in the same manner and by the person or persons prescribed for calling special meetings of shareholders.

     Section 3. Notice. Unless waived in the manner prescribed by the Maine Business Corporation Act, written notice of the annual meeting or substitute annual meeting stating the place, day and hour thereof, shall be given in the manner prescribed by the Maine Business Corporation Act, including without limitation Section 604 thereof.

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                                   ARTICLE III

                        Special Meetings of Shareholders

     Section 1. Place and Date. Special meetings of shareholders for any purpose or purposes may be held at such time and place, within the State of Maine or outside the State of Maine as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Call. Special meetings of the shareholders, for any purpose or purposes may be called by the Chairman of the Board, the President, the Clerk, a majority of the Board of Directors or by the holders of at least thirty percent (30%) in amount of capital stock of the bank issued and outstanding, subject to the requirements of ss. 603 of the Maine Business Corporation Act.

     Section 3. Shareholder Requested Meetings. In requesting a special meeting, a shareholder's notice to the Clerk shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the bank which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with these provisions, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 4. Notice. Unless waived in the manner prescribed by the Maine Business Corporation Act, written notice of a special meeting of shareholders, stating the place, day and

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hour thereof, and the purpose or purposes for which the meeting is called, shall be delivered in the manner prescribed by the Maine Business Corporation Act, including without limitation Sections 604, 805, 902 and 1003 thereof.

                                   ARTICLE IV

                           Quorum and Voting of Shares

     Section 1. Quorum. Except as otherwise provided by the laws of Maine, at each meeting of shareholders of the Corporation the holders of shares sufficient to cast a majority of the votes represented by all voting shares of the corporation issued and outstanding and entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum.

     Section 2. Adjournments. Whether or not a quorum is present at any annual or special meeting of shareholders, a majority in interest of those present in person or by proxy and entitled to vote may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 3. Organization. Each meeting of the shareholders shall be presided over by the Chairman of the Board, or in his or her absence by the President, or if neither the Chairman nor the President is present, by the Executive Vice President. The Clerk, or in his or her absence the Secretary or a temporary Clerk, shall act as secretary of each meeting of the shareholders. In

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the absence of the Clerk and the Secretary, the presiding officer of the meeting may appoint any person present to act as temporary Clerk of the meeting. The presiding officer of any meeting of the shareholders, unless prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him or her to be in order.

     Section 4. Proposals. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Clerk shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear in the Corporation's books of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything herein to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article

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IV, Section 4. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article IV,
Section 4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws or regulations.

     Section 5. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation. It shall be subject to inspection by any shareholder at anytime during usual business hours, a period of not less than ten (10) days prior to such meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 6. Voting. At each meeting of the shareholders, every shareholder of record of the Corporation entitled to vote at such meeting shall be entitled to vote the common or other shares of voting stock standing in his or her name on the books of the Corporation and entitled to be voted at such meeting:

     (i) At the close of business on the next day preceding the day on which notice of such meeting is given; or

     (ii) If notice of such meeting shall have been waived, then at the close of business on the day next preceding the day on which such meeting is held.

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     Each share of common stock shall be entitled to one vote per share, and there shall be no cumulative voting in elections of directors. Except as permitted by law, shares of its own stock belonging to the Corporation shall not be voted directly or indirectly. Every shareholder entitled to vote at any meeting of shareholders may cast such vote in person or by proxy appointed by an instrument in writing, signed by such shareholder or his or her duly authorized attorney delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after eleven (11) months from its date, unless the proxy expressly provides for a longer duration. At all meetings of the shareholders all matters (except where other provision is made by law or by the Articles of Incorporation or these Bylaws) shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote thereon, provided that a quorum is present, and further provided that in elections of directors, those candidates who receive the greatest number of votes cast at the meeting by the holders of shares entitled to vote to elect directors, even though not receiving a majority of the votes cast, shall be deemed elected.

     Section 7. Action by Consent. Any action required or permitted by law to be taken at any annual or special meeting of shareholders may be taken without a meeting if written consents, setting forth the action so taken, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the Clerk of the corporation as part of the corporate records. Such written consents may contain statements in the form of, and in any case shall have the same effect as, unanimous vote or votes of the shareholders and may be stated as such in any certificate or document required or permitted to be filed with the Secretary of the State of Maine, and in any certificate or document prepared or certified by any officer of the corporation for any purposes.

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                                    ARTICLE V

                            Capital Stock Provisions

     The number of shares of stock which the Corporation shall be authorized to issue shall be (i) 50,000 shares of preferred stock (herein called the serial preferred stock), issuable in series as hereinafter provided for, and (ii) 1,000,000 shares of common stock (herein called the common stock) having a par value of One Dollar ($1.00) per share.

     The preferences and voting powers of the serial preferred stock and the common stock, the restrictions and qualifications thereof and the limits (if any) of the variations in each series of the serial preferred stock are set forth below. For the purposes of this Article, the term "junior stock" shall mean common stock and shares of stock of the Corporation of any other class ranking junior to shares of serial preferred stock either in respect of the payment of dividends or in respect of any payment upon liquidation, dissolution or winding up of the Corporation.

                                 A. COMMON STOCK

     Section 1. Dividends. Whenever cash dividends upon the preferred stock at the time outstanding, to the extent of the preference to which such stock is entitled, shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the common stock out of the remaining net profits or surplus of the Corporation.

     Section 2. Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, all assets and funds of the Corporation remaining after the payment to the holders of the preferred stock of the full amounts

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to which they shall be entitled, as hereinbefore provided, shall be divided and distributed among the holders of the common stock according to their respective shares.

                            B. SERIAL PREFERRED STOCK

         Section 1. General. The serial preferred stock shall consist of 50,000 shares. The shares of serial preferred stock may be divided and issued in one or more series from time to time as determined by resolution of the Board of Directors. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The first of such series shall be designated series "A". All shares of the serial preferred stock, regardless of series, shall be identical except that the Board of Directors, prior to the issuance of any shares of a particular series of serial preferred stock may fix and determine the following relative rights and preferences as between different series:

     (a) The number of shares to constitute such series and the distinctive serial designation thereof;

     (b) The rate or rates of dividend, which may be subject to adjustment, whether dividends are to be cumulative, and the terms and conditions thereof;

     (c) Whether shares may be redeemed and, if so, the redemption price or prices and the terms and conditions of redemption of such shares;

     (d) The amounts payable upon shares in the event of voluntary and involuntary liquidation;

     (e) Sinking fund provisions, if any, for the redemption or purchase of shares;

     (f)  The terms and conditions, if any, on which shares may be converted;
          and

     (g)  The voting rights of such shares, if any.

     The Board of Directors may create and issue shares of any series of the serial preferred stock convertible, exchangeable or redeemable, at the option of either the Corporation or the holder or upon the happening of a specified event or events, into or for cash, property or rights,

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including bonds, debentures, notes, or other securities of the Corporation or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments as shall be stated in the resolution of the Board of Directors for the issue of such shares.

     Section 2. Dividends. The holders of outstanding shares of serial preferred stock shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available for the purpose, cash dividends at the dividend rate or rates fixed for the particular series, and no more, payable in cash quarterly on the last day of March, June, September and December of each year.

     So long as any shares of serial preferred stock shall be outstanding, the Corporation shall not declare any dividends on the common stock of the Corporation or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the shares of serial preferred stock, or make any payment on account of or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any share of junior stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than junior stock, unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of serial preferred stock other than junior stock, at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other junior stock payment.

     No dividends shall be declared on shares of serial preferred stock of any series in respect of any dividend payment date, unless there shall likewise be or have been paid or declared, and a sum set apart sufficient for the payment thereof on all outstanding shares of serial preferred stock of each series for all of the dividend periods terminating on the same date, dividends in

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proportion to the respective dividend rates fixed therefor as hereinabove provided. If dividends on any shares of serial preferred stock shall be in arrears, the holders thereof shall not be entitled to any interest, or sum of money in lieu of interest, on such dividends.

     In addition, as long as any shares of serial preferred stock shall be outstanding, the Corporation or any of its subsidiaries shall not purchase, redeem or otherwise acquire any shares of any junior stock (except in connection with a reclassification or exchange of any junior stock or the purchase, redemption or other acquisition of junior stock with proceeds of a reasonably contemporaneous sale of junior stock) nor shall any funds be set aside or made available for any sinking fund for the purchase or redemption of any junior stock unless there shall be no arrearages in dividends on the shares of serial preferred stock for any past quarterly dividend period, and the Corporation shall not be in default of any of its obligations to redeem any shares of serial preferred stock.

     Section 3. Liquidation. In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of serial preferred stock shall be entitled to be paid out of the assets of the Corporation, before any distribution or payment is made to, or set apart for the holders of any shares of junior stock, the amount fixed for the particular series, plus, in each case, an amount equal to all unpaid dividends accrued thereon, if any, and that portion of the quarterly dividend accrued thereon, if any, up to the date of final payment or distribution to such holders. In case the net assets of the Corporation are not sufficient to pay the holders of all outstanding shares of serial preferred stock the full amounts to which they are respectively entitled as aforesaid, the entire net assets of the Corporation shall be distributed ratably to the holders of all the outstanding shares of serial preferred stock in proportion to the full amounts to which they are respectively entitled. Neither the merger or

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consolidation of the Corporation into or with any one or more other corporations nor the sale, conveyance, exchange or transfer of all or substantially all the property or assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

     Section 4. Voting. The holders of the outstanding serial preferred stock of the Corporation shall not be entitled to vote at meetings of the shareholders of the Corporation, unless otherwise determined pursuant to paragraph B., section
1. of this Article V. Subject to the preferences, qualifications, limitations, voting rights, and restrictions with respect to each class of the authorized shares of the corporation having any preference or priority over the common shares, the holders of the common shares shall have and possess all rights appertaining to authorized shares of the Corporation.

     Section 5. Preemptive Rights. No holder of shares of any class of stock of the Corporation shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional shares of any class, whether now or hereafter authorized, or of bonds, debentures, or other evidences of indebtedness convertible into or exchangeable for shares, but all such new or additional shares of any class, or bonds, debentures, or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

     Section 6. Issuance of Stock. The authorized but unissued shares of capital stock of the Corporation may be issued from time to time in such amounts and upon such terms and conditions, not inconsistent with the laws of Maine or this Article, and for such consideration in cash, property, including stock or securities of other corporations, or services as the Board of

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Directors may determine. The Board of Directors may create and issue bonds, debentures, notes and other securities convertible into shares of capital stock of the Corporation, and may also create and issue stock options and warrants entitling the holders thereof to purchase shares of capital stock of the Corporation on such terms and conditions, but not inconsistent with the laws of Maine or this Article, as the Board of Directors may from time to time determine.

                                   ARTICLE VI

                                    Directors

         Section 1. Number and Term. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of Directors of the Corporation that shall constitute the initial Board of Directors shall be four (4). The initial members of the Board of Directors established in the incorporator's meeting shall serve as Directors until the first meeting of shareholders or until their successors are elected and shall qualify as such. A majority of Directors may increase or decrease the number of Directors by the affirmative vote of at least sixty-seven percent (67%) of the Directors in office at the time of such vote, provided in each case that the minimum number of Directors shall be four (4) and the maximum number of Directors shall be twenty (20), and further provided that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

     Section 2. Vacancies, Resignation and Removal. Any vacancy in the Board of Directors, including newly created Directorships created by increase in the number of Directors,

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may be filled by vote of the majority of the remaining Directors. Any Director may resign his office by delivering a written resignation to the President or Clerk. Directors may be removed from office at a special meeting of the shareholders called expressly for that purpose, in the manner prescribed by the Maine Business Corporation Act, including without limitation Section 707 thereof, as amended from time to time. Any Director or the entire Board of Directors of the Corporation may be removed at such meeting with or without cause by the affirmative vote of the holders of at least sixty-seven percent (67%) of the shares then entitled to vote in an election of Directors. Additionally, Directors may be removed in the manner specified in the Maine Business Corporation Act, as amended from time to time.

     Section 4. Powers. The Board of Directors shall manage and control the business, property and affairs of the corporation. In the management and control of the business, property and affairs of the corporation, the Board of Directors is hereby vested with all of the powers and authority of the corporation itself, so far as not inconsistent with the Maine Business Corporation Act or other laws of the State of Maine, the Articles of Incorporation or these bylaws.

     The Board of Directors shall have the exclusive power to make, alter, amend and repeal these bylaws. Amendment to these bylaws shall be submitted to the Superintendent for the State of Maine Bureau of Banking and shall become effective ten (10) days after such submission unless the Superintendent shall otherwise indicate.

     Section 5. Qualification. At least two-thirds (2/3) of the Directors comprising the Board of Directors shall be residents of the State of Maine and any Director removing himself or herself from the State of Maine shall immediately be replaced if such removal results in a reduction of the number of resident Directors below two-thirds (2/3) of the total number of Directors then in office.

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     Section 6. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the corporation as Directors, officers or otherwise.

     Section 7. Nomination of Directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board or by any shareholder entitled to vote generally in an election of directors. However, any shareholder entitled to vote generally in an election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Clerk of the Corporation not later than (i) ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and
(ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by

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such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                                   ARTICLE VII

                       Meetings of the Board of Directors

     Section 1. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the shareholders at their meeting electing them, or if no such time and place are so fixed, said first meeting shall be held at the place of and immediately following such meeting of shareholders. In either event, no notice of such meeting shall be necessary. Such meeting of the Directors may also convene at such place and time as shall be fixed by the consent in writing of all the Directors.

     Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and place as shall from time to time be fixed by the Board. Unless otherwise specified by the Board, no notice of such regular meetings shall be necessary, except as otherwise provided by the Maine Business Corporation Act, including without limitation Section 601 thereof.

     Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the President, Clerk, Secretary or any other person or persons authorized by the Maine Business Corporation Act to call such meetings. The person or persons calling the special meeting shall fix the time and place thereof.

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     Unless notice of a special meeting is waived in the manner prescribed by the Maine Business Corporation Act, notice of each special meeting of the Board of Directors shall be given by the Clerk, Secretary or the person or persons calling the special meeting. It shall be sufficient notice to a Director of a special meeting to send notice by mail at least 48 hours, or by telegram at least 24 hours, before the meeting addressed to him at his usual or last known business or residence address, or to give notice to him in person or by telephone at least 24 hours before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of the meeting, except as otherwise required by the Maine Business corporation Act, including without limitation
Section 601 thereof. The giving of notice of a special meeting of the Board of Directors by the person or persons authorized to call the same shall constitute the call thereof.

     Section 4. Attendance as Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose, stated at the commencement of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called, noticed or convened.

     Section 5. Quorum and Vote Required. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business. The Directors present at a duly called or held meeting at which a quorum was once present may continue to do business and take action at the meeting notwithstanding the withdrawal of enough Directors to leave less than a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice if the time and place to which it is adjourned is fixed and announced at such meeting. The vote of a majority of the Directors present at a

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meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by these bylaws or the Maine Business Corporation Act.

     Section 6. Action by Consent. Any action required or permitted to be taken at a meeting of the Directors, or of a committee of the Directors, may be taken without a meeting if all of the Directors, or all of the members of the committee, as the case may be, sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consents shall be filed with the minutes of Directors' meetings or committee meetings, as the case may be, and shall have, and may be stated by any officer of the corporation to have, the same effect as a unanimous vote or resolution of the Board of Directors at a legal meeting thereof. Any such action taken by unanimous written consents may, but need not be, set forth in such consents in the form of resolutions or votes.

     Section 7. Telephone Meetings. Members of the Board of Directors or of any committee designated thereby may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting in such manner by any member who does not object at the beginning of such meeting to the holding thereof in such manner shall constitute presence in person at such meeting.

                                  ARTICLE VIII

                               Executive Committee

     Section 1. Executive Committee. The Board of Directors by a resolution adopted by a majority of the full Board of Directors then in office may designate from among its members an executive committee consisting of two or more Directors, and may delegate to such executive

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committee all the authority of the Board of Directors in the management of the
Corporation's business and affairs, except as limited by the Maine Business Corporation Act, including without limitation Section 713 thereof or the resolution establishing the executive committee or any other resolution thereafter adopted by the Board of Directors. Vacancies in the membership of the executive committee shall be filled by resolution adopted by a majority of the full Board of Directors then in office. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors. Members of the executive committee may be removed from office, with or without cause, by resolution adopted by a majority of the full Board of Directors then in office. So far as practicable, the provisions of these bylaws relating to the calling, noticing and conduct of meetings of the Board of Directors shall govern the calling, noticing and conduct of meetings of the executive committee.

                                   ARTICLE IX

                                    Officers

     Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Clerk who shall be a resident of Maine, a Secretary and Treasurer. The Board of Directors may also elect one or more Vice Presidents, (one of whom may be designated by the Board of Directors as the Executive Vice President), and one or more Assistant Secretaries and Assistant Treasurers.

     Section 2. When Chosen. The Board of Directors at its initial meeting after the incorporation of the corporation and at each regular meeting held after each annual meeting of shareholders shall choose such officers, none of whom need be a member of the Board; but the

Clerk need not be elected annually and shall hold office until the corporation changes its Clerk in the manner provided by the Maine Business Corporation Act.

     Section 3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. Compensation of Officers. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

     Section 5. Vacancies, Term and Removal. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

     Section 6. President. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and of the Board of Directors, shall have the general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 7. Vice President. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence of or in the case of the disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. If the Board of Directors shall appoint or elect an Executive Vice President, it shall be presumed that he is the Vice President determined by the Board of Directors to act in case of the absence or disability of the President.

     Section 8. Clerk. The Clerk shall keep, in a book kept for such purpose, the records of all shareholders' meetings, and shall perform such duties and have such powers as are prescribed by the Maine Business Corporation Act, including without limitation Subsection 11 of Section 714 thereof. The Clerk shall have custody of the corporate seal and may affix the same to documents requiring it, and attest the same. The Clerk may permit the President or Secretary to keep a duplicate of the corporate seal.

     Section 9. Secretary. The Secretary or the Clerk shall attend all meetings of the Board of Directors and record all the proceedings of the Board of Directors in a book kept for that purpose, and shall give notice of special meetings of the Board of Directors, and shall perform like duties for the executive committee. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary or by the Clerk. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the same. The Secretary shall have such other powers and duties as are prescribed by law or by the Board of Directors. In case of the absence of or disability of the Secretary, or if the Corporation shall have no Secretary, all of the powers of the Secretary may be exercised by the Clerk.

     Section 10. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in case of the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     Section 12. Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence of or in case of the disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE X

                       Voting Shares of Other Corporations

     Section 1. Voting Shares of Other Corporations. The chairman of the board, if any, President, and Vice President, Secretary and Treasurer of this corporation, in that order, shall have authority to vote shares of other corporations standing in the name of this corporation, and the President, Secretary or Clerk is authorized to execute in the name and on behalf of this corporation proxies appointing any one or more of the officers first above named, in the order above named, as the proxy agents.

                                   ARTICLE XI

                                Lost Certificates

     Section 1. Lost Certificates. The Board of Directors may direct a replacement or duplicate certificate for shares of this corporation to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, destroyed or mutilated. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation and its officers and agents from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed or mutilated. The powers and duties of the Board prescribed in this
ARTICLE XI may be delegated in whole or in part to any registrar or transfer agent.

                                   ARTICLE XII

                      Transfers and Registration of Shares

     Section 1. Transfers of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation, provided that the provisions of these bylaws, if any, respecting restrictions on sales or transfers of shares have been complied with.

     Section 2. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                  ARTICLE XIII

              Indemnification of Officers, Directors, Employees and
                             Agents, Etc.; Insurance

     Section 1. General. The corporation shall in all cases indemnify any person who is or was a director or officer of the corporation, and may (subject to Section 4 of this Article) indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:

     A. Not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or

     B. With respect to any criminal action or proceeding, to have had reasonable cause to believe that that person's conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that that person did not act honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that that person's conduct was unlawful.

     Section 2. Derivative Actions. Notwithstanding any provision of Section 1 or 4, the corporation shall not indemnify any person with respect to any claim, issue or matter asserted by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

     Section 3. Special Right to Indemnification in Certain Cases. Any provisions of Section 1, 2 or 4 to the contrary notwithstanding, to the extent that a director, officer, employee or agent of the corporation, or any other person whom the corporation has authority to indemnify under Section 1, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith. The right to indemnification granted by this Subsection may be enforced by separate action against the corporation, if an order for indemnification is not entered by a court in the action, suit or proceeding wherein that director, officer, employee, agent or other person was successful on the merits or otherwise.

         Section 4. Mandatory Indemnification for Directors and Officers; Determinations in Specific Cases for Others. Any indemnification under Section 1, unless ordered by a court or required by these bylaws, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any employee, agent or other person is proper in the circumstances and in the best interests of the corporation; provided that no such determination shall be required with respect to any person who is or was a director or officer of the corporation and indemnification of any such person under Section 1 shall be required in all cases, regardless of the capacity in which such director or officer is or was made or threatened to be made a party to the action, suit or proceeding. Where such a case specific determination is required, that determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to that action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. Such a determination once made may not be revoked and, upon the making of that determination, the employee, agent or other person may enforce the indemnification against the corporation by a separate action notwithstanding any attempted or actual subsequent action by the Board of Directors.

         Section 5. Advancement of Expenses. Except in the case of any person who is or was a director or officer of the corporation, expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be authorized and paid by the corporation in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in Section 4 that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification satisfied the standard of conduct prescribed by Section 1, and upon receipt by the corporation of:

     A. A written undertaking by or on behalf of the person to repay that amount if that person is finally adjudicated:

          (1) Not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of such plan or trust or its participants or beneficiaries;

          (2) With respect to any criminal action or proceeding, to have had reasonable cause to believe that the person's conduct was unlawful; or

          (3) With respect to any claim, issue or matter asserted in any action, suit or proceedings brought by or in the right of the corporation, to be liable to the corporation, unless the court, in which that action, suit or proceeding was brought permits indemnification in accordance with Subsection 2; and

     B. A written affirmation by the person that he has met the standard of conduct necessary for indemnification by the corporation as authorized in this Section.

The undertaking required by Paragraph A shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment. With respect to any person who is or was a director or officer of the corporation, such expenses shall in all cases be advanced by the corporation, as reasonably requested from time to time, upon receipt by the corporation, at the time of the initial advance, of the undertaking described in clause (A) and the affirmation described in clause (B) above.

     Section 6. Bylaw Indemnification Rights Not Exclusive; Enforceable by Separate Action. The indemnification and entitlement to advances of expenses provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification required by this Article may be enforced by a separate action against the corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

     Section 7. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such whether or not the corporation would have the power to indemnify that person against such liability under this section.
Section 8. Miscellaneous. For purposes of this Article, references to the "corporation" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger. For purposes of this Article, the corporation shall be deemed to have requested a person to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interests of the participants or beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the corporation.

     Section 9. Amendment. Any amendment, modification or repeal of this Article XIII shall not deny, diminish or otherwise limit the rights of any person to indemnification or advance hereunder with respect to any action, suit or proceeding arising out of any conduct, act or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification or repeal.

                                   ARTICLE XIV

                                   Fiscal Year

     Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XV

                             Execution of Documents

     Section 1. Execution of Documents. Unless the Board of Directors, executive committee or shareholders shall otherwise generally or in any specific instance provide: (a) any bill, note, check, or negotiable instrument may be executed or endorsed in the name and on behalf of the corporation by the President or Treasurer, acting singly, and (b) any other instrument, documents, deeds, bills of sale or other writings of whatever nature shall be executed in the name and on behalf of the corporation by the President or the Treasurer, acting singly, and either officer may seal, acknowledge and deliver the same.

                                   ARTICLE XVI

                   Restriction on Sales or Transfers of Shares

     Section 1. Compliance with Federal and State Law. As a condition to the transfer of shares in, the stock transfer books of the Corporation, the Corporation shall have the right to demand from any shareholder requesting a transfer evidence sufficient to the Corporation that the shareholder requesting the transfer has complied with all prior notice requirements, if any, imposed by regulatory agencies which supervise the corporation. In particular, but without limitation, the corporation may, as a condition to transfer, require sufficient evidence to assure compliance, if applicable, with the prior notification requirements of the Change in Bank Control Act of 1978 (12 U.S.C. ss. 1817 (j)) , Title VI of FIRA as set forth in Regulation Y at 12 C.F.R. ss. 225.4, and 9-B M.R.S.A. ss. 1013, as amended.

     Before the Corporation purchases or redeems any shares of its common or preferred stock, the appropriate officer of the Corporation shall, if applicable, have the Corporation comply with the prior notice requirements upon certain purchases or redemptions as set forth in Regulation Y at 12 C.F.R. ss.
225.4 which requires the Corporation to provide sixty (60) days prior notice if, generally, the consideration paid during any twelve (12) month period for the purchase or redemption of its equity securities equals or exceeds ten percent (10%) of the Corporation's consolidated net worth.

     Section 2. Other Provisions. Notwithstanding any other provisions of these bylaws, no shares of the corporation shall be sold, transferred, pledged, hypothecated or any interest therein transferred or otherwise disposed of, nor transferred upon the books of the corporation, nor shall any purported purchaser, transferee or assignee thereof have any right to demand and require transfer of any shares of the corporation attempted to be sold or transferred to him, nor have or exercise any of the rights of a shareholder of this corporation, until after satisfaction of all requirements of Section 1 of this ARTICLE XVI.

     All certificates for shares issued by the corporation shall have the following legend conspicuously printed, typewritten or stamped thereon:
"Transfers of the shares represented by this certificate are subject to and may be made only upon compliance with the provisions of ARTICLE XVI of the bylaws of the corporation relating to restrictions on sales or transfers of shares."

                                  ARTICLE XVII

                                   Amendments

     Section 1. Amendments. The Board of Directors shall have the power to alter, amend or repeal these bylaws, and to adopt new bylaws, provided that the notice of any regular or special meeting at which such action is to be taken shall either set out the text of the proposed new bylaw, amendment or bylaw to be repealed, or shall summarize the changes to be effected by such adoption, amendment or repeal, and provided further the affirmative vote of at least sixty-seven percent (67%) of the Directors in office at the time of such vote shall be required to effectuate such amendment. In addition, the shareholders may amend or repeal a bylaw provision adopted by the Board of Directors and in such case the Board of Directors may not, for two years thereafter, amend or readopt the bylaw provision thus amended or repealed by the shareholders.